UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

CLST HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Timothy S. Durham Manoj Rajegowda Robert A. Kaiser MC Investment Partners, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount previously paid: N/A
(2)	Form, Schedule or Registration Statement No.: N/A
(3)	Filing party: N/A
(4)	Date Filed: N/A

PRESS RELEASE

On July 20, 2007, Mr. Durham issued the following:

FOR IMMEDIATE RELEASE

DURHAM DEMANDS DIRECTOR COMPENSATION RECORDS

Timothy S. Durham, a significant stockholder of CLST Holdings, Inc., formerly known as CellStar Corporation, (the “Company”) (OTC Pink Sheets: CLHI) made demand today upon the Company to inspect the Company’s records relating to the Company’s agreement to pay Dale Kesler $300.00 per hour for his services as Chairman of the Board. Mr. Durham made his demand for the purpose of determining whether or not payments to Mr. Kesler represent corporate waste.

Mr. Durham and the Company have proposed competing slates of nominees for election at the Company’s upcoming Annual Meeting of Stockholders. Mr. Durham believes that his nominees, Timothy S. Durham, Manoj Rajegowda and Robert A. Kaiser will be able, if elected, to reduce the Company’s operating expenses to increase amounts that will be paid to stockholders as the Company is liquidated. Among other expenses Mr. Durham’s nominees will review and reduce are amounts paid to Directors as fees.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO MR. DURHAM’S AND THE COMPANY’S SOLICITATION OF PROXIES FROM THE STOCKHOLDERS FOR USE AT THE UPCOMING ANNUAL MEETING OF STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN MR. DURHAM’S AND THE COMPANY’S PROXY SOLICITATIONS. DEFINITIVE PROXY STATEMENTS AND FORMS OF PROXY ARE AVAILABLE TO STOCKHOLDERS OF CLST HOLDINGS, INC. AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV

For Information, Contact:
Timothy Durham, +1-317-237-4055,
tsdurham@msn.com